Exhibit 23.4



                        CONSENT OF INVESTMENT BANKERS



      We consent to the use, quotation and summarization in the Registration Statement on Form S-4 of our fairness opinion dated November 10, 1998, rendered to the Board of Directors of Security Bank Corporation in connection with the acquisition of Security Bank Corporation by F&M National Corporation and to the use of our name, and the statements with respect to us, appearing in the Registration Statement.



                                          SCOTT & STRINGFELLOW, INC.



Richmond, Virginia
January 6, 1999